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                                                    EXHIBIT 23

                      AMOCO CORPORATION

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             CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-26145, 333-27981, 33-65153, 33-52575, 33-51475, 33-40099, and 33-5332)
and in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 333-36923, 33-61389, and 33-
63811) of Amoco Corporation of our report dated February 24, 1998 appearing in Item 8 of this Form 10-K.




PRICE WATERHOUSE LLP

Chicago, Illinois
March 20, 1998
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